China Education Alliance Successfully Hosted 2009 Beijing School-Enterprise Cooperation and Employment Placement Convention

Harbin, China, January 15th, 2009 - China Education Alliance, Inc. (OTC Bulletin Board: CEUA) (“China Education Alliance” or “The Company”), a leading distributor of educational resources, offering high quality programs and training both through online networks and an on-site training center in China, successfully held their 2009 Beijing School-Enterprise Cooperation and Employment Placement Convention on January 6 – 7, 2009.

The convention was a large-scale job fair, targeting secondary vocational schools in the northern region of China, with approximately 3,500 employment opportunities available. In addition, the convention offered several career focused classes in 15 specialty areas including construction, hotel management, call center, real estate management, property management, elevator maintenance, vehicle maintenance and logistics, with a total class capacity of 3,000 students. Overall, the collaboration between schools, companies and associations was a tremendous success.

There are approximately 18 million students in secondary and higher vocational schools and close to 6 million graduates in the People’s Republic of China. In order to increase the employment rate and further improve student job placements, China Education Alliance initiated the Vocational Training Talent Employment Program to help broaden employment channels and facilitate communication between employers and schools. Instituted in 2008, the goal of the program is to provide vocational school students with practical employment tools in order to enhance their competitiveness in today’s tough job market. Currently, there are about 1.3 million students and 641 vocational schools nationwide enrolled in the program.

In order to better connect students and employers, China Education Alliance hosted the 2009 Beijing School-Enterprise Cooperation and Employment Placement Convention along with several well-known associations and companies such as the Occupation Authority of Vocational Education of China, Beijing Construction Association, Beijing Association of Plant Engineering, Beijing Logistics Association, Beijing Elevator Association, Beijing Tourism Administration, Beijing Auto Administration, Beijing Western Food Association, Beijing Real Estate Association, Coca-Cola and Wu Mart.

Mr. Xiqun Yu, CEO of China Education Alliance commented, “China Education Alliance’s vocational platform addresses different stages in vocational education from enrollment and career planning to skill development and talent training. The complete vocational education training process leverages the relationship between students, schools and enterprises to create a smooth transfer of talent, thus saving students and corporations, alike, huge amounts of time and cost. As a third party to the process, China Education Alliance can assist in monitoring and facilitating, cooperation between both schools and enterprises, thus growing China’s vocational education market.”

About China Education Alliance, Inc.:
China Education Alliance, Inc. is a fast growing, leading China-based company offering high-quality education resources and services to students ages 7 to 18 and adults ages 18+. For students ages 7 to 18, China Education Alliance, Inc. offers supplemental online exam-oriented training materials and on-site exam-oriented training and tutoring services. All resources and tutoring services are provided by famous teachers within mainland China. The purpose of online exam orientated resources and on-site tutoring is to help Chinese students ages 7 to 18 to pass the two most important, and highly competitive exams in their educational career: senior high school entrance exam and college entrance exam. For graduates and professionals age 18+, China Education Alliance provides vocational training including IT and Accounting training programs. In addition, as of April 2008, the Company has acquired 70% of the "World Exchange College of Language" English training business, headquartered in Toronto with sites expanding across China. Their comprehensive English programs are designed to assist graduates and professionals in learning the English language, both written and conversational in order to better able them to work for a foreign corporation or work-study abroad. For more information about CEUA, please visit http://www.chinaeducationalliance.com

Safe Harbor Statement:
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:
Certain statements in this press release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding our ability to prepare the company for growth, the Company’s planned expansion in 2008 and predictions and guidance relating to the Company’s future financial performance. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs and are not a guarantee of future performance but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand especially in the education industry, pricing and demand trends for the Company’s products, changes to government regulations, risk associated with operation of the Company’s new facilities, risk associated with large scale implementation of the company’s business plan, the ability to attract new customers, ability to increase its product’s applications, cost of raw materials, downturns in the Chinese economy, the adoption by consumers of its new game business, the unproven advertising model that is dependent on attracting a large game user base, and other information detailed from time to time in the Company’s filings and future filings with the United States Securities and Exchange Commission. Investors are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release; readers are cautioned not to place undue reliance on any of them and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.
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Contacts:
Ms. Susan Liu Chief Financial Officer China Education Alliance, Inc. Tel: +001-778-388-8513 Email: susan@edu-chn.com	Joseph Villalta / Linda Ni The Ruth Group Tel: +646-536-7013 / 7003 Email: jvillalta@theruthgroup.com / lni@theruthgroup.com